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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2010
SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Troy Center Drive, Troy, Michigan	48084-4771

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 244-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2010 Executive Officer Incentive Compensation Plan
     On January 20, 2010, our Compensation Committee recommended, and our Board of Directors adopted, the 2010 Executive Officer Incentive Compensation Plan for our executive officers.
     The potential bonuses under the plan are based on our net revenues (50%) and operating income (50%). Eighty percent of the potential bonuses are determined and payable quarterly and 20% of the potential bonuses are determined and payable after the end of the fiscal year. The bonus will equal (1) the percentage of our year-to-date net revenues compared to our net revenues targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the employee’s salary, (4) multiplied by a pay-out “rate”, and (5) multiplied by .1 (i.e., eighty percent of the potential bonus for the quarterly payments, divided among the four quarters, or twenty percent of the potential bonus for the end-of-year payment, in each case divided between the net revenues and operating income targets), plus (1) the percentage of our year-to-date operating income compared to our operating income targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the employee’s salary, (4) multiplied by a pay-out “rate”, and (5) multiplied by ..1 (i.e., eighty percent of the potential bonus for the quarterly payments, divided among the four quarters, or twenty percent of the potential bonus for the end-of-year payment, in each case divided between the net revenues and operating income targets). Payments are made for “catching up” if the percentage of our year-to-date net revenues or operating income compared to our net revenues or operating income targets increases during the year. The targets for every quarter are consistent with our business plan. The net revenues targets require improvements over 2009 actual results, and the operating income targets are lower than 2009 actual results.
     The factors range from 50% for net revenues and operating income less than 85% of the net revenues and operating income targets to 1.8 for net revenues equal to, or greater than, 107% of the net revenues targets and for operating income equal to, or greater than, 118% of the operating income targets. The factor equals 100% for net revenues and operating income equal to 100% of the net revenues and operating income targets. Pay-out rates are 65 percent for Bruce J. Barrett, President and Chief Executive Officer, and 55 percent for Arik Anderson, Senior Vice President, R & D and Operations, William M. Iacona, Vice President and Chief Financial Officer, Dominic J. Spadafore, Senior Vice President, Sales and Marketing, and Mary Ann Victor, Vice President, Chief Administrative Officer and General Counsel. Bonuses based on net revenues and operating income in excess of 100% of the net revenues and operating income targets are paid after the end of the fiscal year. If actual operating income exceeds the operating income target, but net revenues are below the net revenues target, for purposes of determining the operating margin factor, the operating income as a percentage of the operating income target is reduced by the percentage that the net revenues are below the net revenues target. Overachievement payments will not exceed 50% of our operating margin overachievement without approval by the Compensation Committee.

     Our Compensation Committee reserves the right to pay bonuses to participants in this plan beyond those, if any, called for by this plan or less than those called for by this plan or to defer payment of bonuses based on our cash position at the time of the planned payout, provided that the payments shall be made on or before March 14, 2011.
     Net revenues and operating income will be as reported in the Company’s Form 10-Q and 10-K, except operating income will exclude any expense for overachievement payments under any Company incentive compensation plan and any adjustments to the Company’s deferred tax asset valuation allowance, and the Compensation Committee may, in its discretion, adjust net revenues and/or operating income to eliminate the impact, if any, of other unusual or non-recurring charges and benefits such as from sales of assets, acquisitions, technology licenses or non-cash write-downs of assets. Any litigation expenses will be excluded in setting the operating income targets and any litigation expenses incurred will be excluded from the calculation of payments. Executive Officers must be a full-time employee in good standing at the time of actual payment to receive payments under this plan.
Amendment to 2005 Stock Incentive Plan
     On January 20, 2010, our Board of Directors approved an amendment to the Somanetics Corporation 2005 Stock Incentive Plan to increase the number of common shares reserved for issuance under the 2005 plan by 600,000 shares, from 1,200,000 to 1,800,000 shares, subject to shareholder approval at the 2010 Annual Meeting of Shareholders. The amendment also requires that any awards under this Plan to non-employee directors will be administered by a committee of the Board comprised solely of independent directors as defined by Nasdaq listing standards and that subject to the provisions of the Plan, Stock Awards issued with performance-based vesting shall vest over a minimum of one year; Stock Awards issued with time-based vesting shall vest over a minimum of three years; and the Committee will not have discretionary authority to waive these vesting periods, except in the event of disability, death, Change in Control, retirement or termination without cause.

Item 9.01. Financial Statements and Exhibits

Exhibits	Description

10.1	Somanetics Corporation 2010 Executive Officer Incentive Compensation Plan, dated as of January 20, 2010.

10.2	Second Amendment to Somanetics Corporation 2005 Stock Incentive Plan, adopted January 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2010	SOMANETICS CORPORATION (Registrant)
	By:	/s/ MARY ANN VICTOR
Mary Ann Victor
		Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibits	Description

10.1	Somanetics Corporation 2010 Executive Officer Incentive Compensation Plan, dated as of January 20, 2010.

10.2	Second Amendment to Somanetics Corporation 2005 Stock Incentive Plan, adopted January 20, 2010.